UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
As previously disclosed in FX Real Estate and Entertainment Inc.’s (the “Company”) public filings with the Securities and Exchange Commission, including its Current Reports on Form 8-K dated January 9, 2008 and March 31, 2008, Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P.(collectively, “Huff”) entered into certain investment agreements (as amended, the “Investment Agreements”), pursuant to which Mr. Sillerman agreed to exercise rights he received in the Company’s recently completed rights offering, and Mr. Sillerman and Huff agreed to purchase shares of the Company’s common stock that were not otherwise subscribed for in the completed rights offering at the same $10 per share price offered in the rights offering.
On May 13, 2008, Mr. Sillerman purchased from the Company 2,309,556 shares and Huff purchased 2,659,556 shares of the Company’s common stock at $10 per share in fulfillment of their obligations under the Investment Agreements. Combined with the shares purchased during the pendancy of the rights offering, Mr. Sillerman purchased a total of 5,346,821 shares and Huff purchased a total of 3,809,556 shares.
On May 13, 2008, Huff also purchased from the Company for $1.00 one share of newly created and issued special preferred stock, the terms and conditions of which are disclosed in the Company’s previously filed Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (the “Form 10-Q”). As disclosed in the Form 10-Q, on May 7, 2008, the Company created the one share of special preferred stock by filing a Certificate of Designation with the Secretary of State of the State of Delaware thereby amending its Amended and Restated Certificate of Incorporation.
These sales of securities were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 13, 2008, Michael J. Meyer was appointed to serve on the board of directors of the Company (the “Board of Directors”). There are no arrangements or understandings between Mr. Meyer and any other person pursuant to which he was appointed as a director. It is expected that Mr. Meyer will become a member of one or more committees of the Board of Directors. Such committee memberships have yet to be determined, but will be disclosed in an amendment to this Form 8-K by the Company following such determination. There are no relationships or related transactions between Mr. Meyer and the Company of the type required to be disclosed under Item 404(a) of Regulation S-K.
Mr. Meyer is the founding partner of 17 Broad LLC, a diversified investment vehicle and securities consulting firm. Prior to founding 17 Broad, from 2002 to 2007, Mr. Meyer served as Managing Director and Head of Credit Sales and Trading for Bank of America. Prior to that, Mr. Meyer spent four years as the Head of High Grade Credit Sales and Trading for UBS.
Mr. Meyer has been deemed an “independent director” as such term is defined under the rules of The NASDAQ Global Market.

Under the terms of the special preferred stock as specified in the Certificate of Designation referenced above in Item 3.02 hereof, Huff is entitled to appoint a member to the Board of Directors so long as it continues to beneficially own at least 20% of the 6,611,998 shares of the Company’s common stock that it acquired through (1) the distribution of shares of the Company’s stock by CKX, Inc. to its stockholders on January 10, 2008, (2) exercise of rights in the Company’s recently completed rights offering, and (3) the purchase of shares pursuant to the Investment Agreement, as described in Item 3.02 hereof. Under the terms of the special preferred stock as specified in the Certificate of Designation, on May 14, 2008, Huff selected Bryan Bloom as its designee to serve on the Company’s Board of Directors. Mr. Bloom has served as counsel of W.R. Huff Asset Management Co. and its affiliates for the past fourteen years
In accordance with the terms of the special preferred stock, Mr. Bloom (or any successor designated by Huff) has the right, subject to any restrictions of The NASDAQ Global Market or the Securities and Exchange Commission, or applicable law, to be a member of, and the chairman of, any committee of the Board of Directors formed for the purpose of reviewing any “related party transaction” that is required to be disclosed pursuant to Section 404 of the Sarbanes Oxley Act of 2002 or any successor rule or regulation or any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of the Company’s directors, officers or affiliates, including any such committee that may be formed pursuant to the applicable rules and regulations of the Securities and Exchange Commission or The NASDAQ Global Market. However, if Mr. Bloom (or any successor designated by Huff) would not be deemed independent or disinterested with respect to a related party transaction and therefore would not satisfy The NASDAQ Global Market or other applicable requirements for serving on the special committee formed with respect thereto, Mr. Bloom (or any successor designated by Huff) will not serve on the relevant special committee but will have the right to attend meetings of such special committee as an observer, subject to any restrictions of The NASDAQ Global Market or applicable law. Furthermore, in the event that the attendance at any meetings of any such special committee would raise confidentiality issues as between the parties to the transaction that, in the reasonable opinion of counsel to the relevant special committee, cannot be resolved by a confidentiality agreement, Mr. Bloom (or any successor designated by Huff) shall be required to recuse himself from such meetings.
The foregoing summary of the terms of the special preferred stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed as Exhibit 3.1 to the Form 10-Q and incorporated by reference herein.
Other than as disclosed herein, there are no arrangements or understandings between Mr. Bloom and any other person pursuant to which he was appointed as a director. There are no relationships or related transactions between Mr. Bloom, in his individual capacity, and the Company of the type required to be disclosed under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of FX Real Estate and Entertainment Inc. dated May 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.

By:	/s/ Mitchell J. Nelson
Name:	Mitchell J. Nelson
Title:	Executive Vice President, General Counsel and Secretary
DATE: May 15, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of FX Real Estate and Entertainment Inc. dated May 15, 2008